Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS IMPROVEMENT IN QUARTERLY AND YEAR-OVER-YEAR EARNINGS; ASSETS, LOANS, AND DEPOSITS; AND ASSET QUALITY

October 24, 2016 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank, today reported net income available to common shareholders (earnings) of $1,901,000 or $0.45 per common share basic and diluted for the quarter ended September 30, 2016, compared to earnings of $1,802,000 or $0.43 per common share basic and diluted for the quarter ended September 30, 2015.  The earnings per share (“EPS”) for the third quarter of 2016 increased 5 percent compared to the EPS for the third quarter of 2015.

For the nine months ended September 30, 2016, earnings were $5,728,000 or $1.35 per common share basic and diluted, compared to earnings of $4,630,000 or $1.14 per common share basic and diluted for the same period in 2015.  The EPS for the first nine months of 2016 increased 18 percent compared to the EPS for the same period in 2015.

Mid Penn also reported total assets of $1,042,687,000 as of September 30, 2016, an increase of over 11 percent compared to total assets of $931,638,000 as of December 31, 2015.  For the nine months ending September 30, 2016, Mid Penn realized favorable loan growth of $52,293,000 or 7 percent, primarily in commercial relationships.  Additionally, the portfolio of available-for-sale investment securities increased by $37,723,000 or 28 percent for the same period.  These strong year-to-date increases in interest-earning assets were funded by significant deposit growth of $161,174,000 or 21 percent during the first nine months of 2016.  In addition to supporting loan and investment portfolio growth, the additional funds from the year-to-date increase in deposits were used to repay $58,263,000 in short- and long-term borrowings during the first nine months of 2016.

PRESIDENT’S STATEMENT

I am pleased to report that Mid Penn's results and financial condition through the third quarter of 2016 continue to reflect our favorable trend of sound growth in both earnings and assets.  We focus on increasing shareholder value while delivering sound returns, so we are proud to provide our shareholders with a Return on Average Equity of over 10% for both the third quarter and the year-to-date, while paying a healthy dividend.  Our success in providing these favorable results is rooted in our community banking approach and developing qualitative relationships with commercial, retail, and wealth management customers.  In addition to sustaining growth in interest-earning assets and core banking revenues, we are increasingly successful in generating revenues from fee-based activities including small business lending, mortgage banking, and wealth management services.  In support of our franchise expansion goals, we are strategically adding new locations in opportunistic markets, including our most recently announced branch on the Oregon Pike in Manheim Township, Lancaster County.  At the same time, we are enhancing our technology-based delivery channels, including expanded mobile and electronic banking capabilities for both consumers and businesses.   Though we are certainly pleased to have crossed over the $1 billion of assets threshold during 2016 and to continue to report increasing earnings, we are truly excited for the greater achievements ahead for Mid Penn.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income increased $569,000 or 7 percent to $8,758,000 for the three months ended September 30, 2016 compared to $8,189,000 for the three months ended September 30, 2015.  Through the first nine months of 2016, net interest income was $25,716,000, an increase of $2,003,000 or 8 percent compared to net interest income of $23,713,000 during the same period in 2015.  Net interest income in 2016 was positively impacted by core loan growth funded by lower-cost deposits.  The comparability of the operating results for the nine months ended September 30, 2016 and 2015 have been impacted by Mid Penn's acquisition of

Phoenix Bancorp, which was effective March 1, 2015.  The reported results for the nine months ended September 30, 2015 included only seven months of operating results related to the Phoenix acquisition versus nine months in 2016.

For the three months ended September 30, 2016, Mid Penn’s tax-equivalent net interest margin was 3.71% compared to 3.99% for the three months ended September 30, 2015.  Included in the three months ended September 30, 2015 was $100,000 in income from the successful resolution of legacy Phoenix loans acquired with credit deterioration.  For the nine months ended September 30, 2016, Mid Penn’s tax-equivalent net interest margin was 3.83% versus 4.04% for the nine months ended September 30, 2015.  Included in the nine months ended September 30, 2015 was $552,000 in income from the successful resolution of four legacy Phoenix loans acquired with credit deterioration.  The investment portfolio also had a lower yield during the three and nine months ended September 30, 2016, versus the same periods in 2015, as several securities that matured or were called in the first nine months of 2016 had higher yields compared to replacement investments purchased in the persistent lower-yield bond market conditions.

Noninterest Income

Noninterest income increased $334,000 or 31 percent to $1,419,000 during the three months ended September 30, 2016, compared to the three months ended September 30, 2015.  During the nine months ended September 30, 2016, noninterest income increased $922,000 or 30 percent to $4,049,000 versus the nine months ended September 30, 2015.

Through the first nine months of 2016, mortgage banking income favorably increased $372,000 to $698,000 over the same period in 2015.  Increased residential real estate financing activity throughout Mid Penn’s footprint, favorably low mortgage market interest rates, and the addition of seasoned loan originators collectively contributed to the increased revenue from this business line.

Mid Penn also experienced increased origination and sales activity in Small Business Administration (“SBA”) loans, resulting in an increase of $138,000 to $354,000 from related loan sale gains during the first nine months of 2016 compared to the same period in 2015.  More qualified borrowers continue to take advantage of Mid Penn’s Preferred Lender status with the SBA.

During the first nine months of 2016, Mid Penn took advantage of increased market values on several securities to reposition some of its investment portfolio, including selling a large volume of longer-term and rate-sensitive CMOs, as well as certain municipal bonds and agency notes.  Mid Penn realized $413,000 in securities gains in the first nine months of 2016 as a result of these investment management activities.  In comparison, during the first nine months of 2015, Mid Penn realized $315,000 from gains on sales of securities.

Other noninterest income increased $200,000 for the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015.  Included in 2016 Other Income was $86,000 from the gain on the sale of insurance policies upon the dissolution of Mid Penn Insurance Services, LLC, a wholly-owned subsidiary of Mid Penn Bank, effective March 1, 2016.  The decision was made to liquidate the subsidiary due to the lack of consistent profitability and growth.

Noninterest Expense

Noninterest expenses increased $596,000 or 9 percent to $7,165,000 during the three months ended September 30, 2016, versus the same period in 2015.  During the nine months ended September 30, 2016, noninterest expenses increased $1,227,000 or 6 percent to $21,078,000 versus the nine months ended September 30, 2015.

Salaries and employee benefit expenses increased $1,197,000 during the nine months ended September 30, 2016 versus the same period in 2015.  The increase primarily was attributable to franchise expansion, including (i) the addition of employees from the March 1, 2015 Phoenix acquisition, (ii) staff added to serve in Mid Penn’s branch in the Mechanicsburg, PA market, which opened in June 2015, and (iii) an increase in lending personnel, credit support staff, and executive management in alignment with Mid Penn’s core banking growth.

In connection with the acquisition of Phoenix, Mid Penn incurred $762,000 of nonrecurring merger-related expenses in the first nine months of 2015, while no merger expenses were incurred in the same period in 2016.

Pennsylvania bank shares tax expense increased $269,000 during the nine months ended September 30, 2016 versus the same period in 2015 due to the Phoenix acquisition and the resultant increase in the capital base used to determine the annual shares tax.

Equipment expense has increased $177,000 during the first nine months of 2016 versus the same period in 2015.  The increase is primarily attributable to both added facilities from the Phoenix acquisition and other franchise expansion, as well as increased depreciation expense on information technology related enhancements.

Mid Penn realized losses of $158,000 on the sale/write-down of foreclosed assets during the first nine months of 2016, as compared to $64,000 for the same period in 2015, reflecting the continued workout efforts on certain holdings in the Bank’s portfolio of other real estate owned.

FINANCIAL CONDITION

Loans

Total loans at September 30, 2016 were $791,484,000 compared to $739,191,000 at December 31, 2015, an increase of $52,293,000 or 7 percent.  The main driver of Mid Penn’s loan growth continues to be commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $161,174,000 or 21 percent, from $777,043,000 at December 31, 2015 to $938,217,000 at September 30, 2016.  Over the last nine months, all deposit categories increased due to both strong retail branch deposit growth and cash management sales efforts.  Mid Penn continues to shift its funding composition towards lower-cost deposits from higher-cost borrowings.

Investments

Mid Penn’s total available-for-sale securities portfolio increased $37,723,000 or 28 percent, from $135,721,000 at December 31, 2015 to $173,444,000 at September 30, 2016.  Mid Penn increased its investment holdings primarily to maintain pledging requirements related to an increase in public fund and other collateralized nonprofit deposit balances during the first nine months of 2016.

Capital

Shareholders’ equity increased by $5,017,000 or 7 percent, from $70,068,000 at December 31, 2015 to $75,085,000 at September 30, 2016, due to both retained earnings and an increase in accumulated other comprehensive income for the first nine months from the normal operations of Mid Penn.  The primary source of accumulated other comprehensive income is unrealized appreciation on available-for-sale investments.  Regulatory capital ratios for both the holding company and the Bank at September 30, 2016 and December 31, 2015 exceeded regulatory “well-capitalized” levels.

ASSET QUALITY

Total nonperforming assets at September 30, 2016 were $6,026,000 a reduction compared to $6,062,000 at December 31, 2015 and $8,763,000 at September 30, 2015.  The ratio of nonperforming assets to total loans and other real estate decreased to 0.76% as of September 30, 2016, compared to 0.82% as of December 31, 2015 and 1.22% as of September 30, 2015.  The reduced level of nonperforming assets has primarily been the result of thorough underwriting and risk analysis of new extensions of credit, as well as diligent portfolio monitoring and timely collection and workout efforts, which have resulted in reduced delinquency.

Mid Penn had net loan charge-offs of $6,000 during the nine months ended September 30, 2016, compared to net charge-offs of $597,000 during the same period in 2015.

Based upon its analysis of loan and lease loss allowance adequacy, management recorded a $585,000 loan loss provision for the three months ended September 30, 2016, compared to a provision of $265,000 for the three months ended September 30, 2015.  During the nine months ended September 30, 2016, the provision for loan and lease losses was $1,320,000, compared to $865,000 for the nine months ended September 30, 2015.  The allowance for loan and lease losses as a percentage of total loans was 0.95% at September 30, 2016, compared to 0.83% at December 31, 2015.  Loan loss reserves as a percentage of nonperforming loans was 135.42% at September 30, 2016, compared to 126.46% at December 31, 2015 and 89.85% at September 30, 2015.  Management believes, based on information currently available, that the allowance for loan and lease losses of $7,482,000 is adequate as of September 30, 2016 to cover specifically identifiable loan losses, as well as estimated losses inherent in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

	September 30,	December 31,	Change
(Dollars in thousands, except share data)	2016	2015	$	%

Total Assets	$1,042,687	$931,638	$111,049	11.9%
Total Loans	791,484	739,191	52,293	7.1%
Total Deposits	938,217	777,043	161,174	20.7%
Total Equity	75,085	70,068	5,017	7.2%
Tangible Book Value per Share (1)	16.68	15.49	1.19	7.7%

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended				Nine Months Ended
(Dollars in thousands, except per share	September 30,		Change		September 30,		Change
data)	2016	2015	$	%	2016	2015	$	%

Net Interest Income	$8,758	$8,189	$569	6.9%	$25,716	$23,713	$2,003	8.4%
Net Income Available to Common Shareholders	1,901	1,802	99	5.5%	5,728	4,630	1,098	23.7%
Basic Earnings per Common Share	0.45	0.43	0.02	4.7%	1.35	1.14	0.21	18.4%
Return on Average Equity	10.12%	9.60%	N/A	5.4%	10.54%	8.79%	N/A	19.9%
Efficiency Ratio (2)	68.62%	68.27%	N/A	0.5%	68.59%	68.33%	N/A	0.4%

CAPITAL RATIOS (Unaudited):

			To Be Well-Capitalized
			Under Prompt
			Corrective Action
	September 30, 2016	December 31, 2015	Provisions:

Leverage Ratio	6.8%	7.1%	5.0%
Common Tier 1 Capital (to Risk Weighted Assets)	9.2%	9.1%	6.5%
Tier 1 Capital (to Risk Weighted Assets)	9.2%	9.1%	8.0%
Total Capital (to Risk Weighted Assets)	11.2%	11.0%	10.0%

(1)	Total shareholders’ equity less goodwill and core deposit and other intangibles divided by common shares issued and outstanding
(2)

Noninterest expense less the loss on sale or write-down of foreclosed assets and nonrecurring merger and acquisition expense divided by net interest income plus noninterest income less nonrecurring income of $86,000 from the gain on sale of insurance policies upon the dissolution of Mid Penn Insurance Services, LLC in the first quarter of 2016 ( Included in net interest income are the tax equivalent adjustments on tax-free municipal loans and securities of $427,000 and $417,000 for the three months ended September 30, 2016 and 2015, and $1,236,000 and $1,285,000 for the nine months ended September 30, 2016 and 2015.)

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	September 30, 2016	December 31, 2015
ASSETS
Cash and due from banks	$15,697	$12,329
Interest-bearing balances with other financial institutions	942	955
Federal funds sold	27,130	-
Total cash and cash equivalents	43,769	13,284

Interest-bearing time deposits with other financial institutions	-	4,317
Investment securities available for sale	173,444	135,721
Loans and leases, net of unearned interest	791,484	739,191
Less: Allowance for loan and lease losses	(7,482)	(6,168)
Net loans and leases	784,002	733,023

Bank premises and equipment, net	13,325	13,993
Cash surrender value of life insurance	12,716	12,516
Restricted investment in bank stocks	2,709	4,266
Foreclosed assets held for sale	501	1,185
Accrued interest receivable	4,032	3,813
Deferred income taxes	1,076	1,821
Goodwill	3,918	3,918
Core deposit and other intangibles, net	562	665
Other assets	2,633	3,116
Total Assets	$1,042,687	$931,638
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	128,013	$103,721
Interest-bearing demand	321,976	247,356
Money Market	249,204	208,386
Savings	59,302	56,731
Time	179,722	160,849
Total Deposits	938,217	777,043

Short-term borrowings	-	31,596
Long-term debt	13,638	40,305
Subordinated debt	7,411	7,414
Accrued interest payable	748	390
Other liabilities	7,588	4,822
Total Liabilities	967,602	861,570

Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
4,232,166 and 4,226,717 shares issued and outstanding at
September 30, 2016, and at December 31, 2015, respectively	4,232	4,227
Additional paid-in capital	40,644	40,559
Retained earnings	27,253	23,470
Accumulated other comprehensive income	2,956	1,812
Total Shareholders’ Equity	75,085	70,068
Total Liabilities and Shareholders' Equity	$1,042,687	$931,638

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans and leases	$9,134	$8,448	$26,846	$24,345
Interest on interest-bearing balances	2	12	11	34
Interest and dividends on investment securities:
U.S. Treasury and government agencies	339	293	972	928
State and political subdivision obligations, tax-exempt	550	484	1,562	1,532
Other securities	64	102	236	301
Interest on federal funds sold and securities purchased under agreements to resell	36	-	54	1
Total Interest Income	10,125	9,339	29,681	27,141
INTEREST EXPENSE
Interest on deposits	1,162	987	3,293	2,881
Interest on short-term borrowings	-	14	15	36
Interest on long-term debt	205	149	657	511
Total Interest Expense	1,367	1,150	3,965	3,428
Net Interest Income	8,758	8,189	25,716	23,713
PROVISION FOR LOAN AND LEASE LOSSES	585	265	1,320	865
Net Interest Income After Provision for Loan and Lease Losses	8,173	7,924	24,396	22,848
NONINTEREST INCOME
Income from fiduciary activities	104	120	349	367
Service charges on deposits	171	186	484	503
Net gain on sales of investment securities	200	138	413	315
Earnings from cash surrender value of life insurance	65	71	200	198
Mortgage banking income	266	106	698	326
ATM debit card interchange income	214	189	623	540
Merchant services income	89	64	241	175
Net gain on sales of SBA loans	89	73	354	216
Other income	221	138	687	487
Total Noninterest Income	1,419	1,085	4,049	3,127
NONINTEREST EXPENSE
Salaries and employee benefits	3,982	3,471	11,428	10,231
Occupancy expense, net	496	498	1,542	1,448
Equipment expense	412	346	1,258	1,081
Pennsylvania Bank Shares tax expense	197	106	606	337
FDIC Assessment	134	166	434	470
Legal and professional fees	130	151	515	455
Marketing and advertising expense	146	137	369	372
Software licensing	350	380	1,015	1,103
Telephone expense	135	169	420	432
Loss on sale or write-down of foreclosed assets	26	47	158	64
Intangible amortization	31	36	102	79
Merger and acquisition expense	-	-	-	762
Other expenses	1,126	1,062	3,231	3,017
Total Noninterest Expense	7,165	6,569	21,078	19,851
INCOME BEFORE PROVISION FOR INCOME TAXES	2,427	2,440	7,367	6,124
Provision for income taxes	526	546	1,639	1,223
NET INCOME	1,901	1,894	5,728	4,901
Series B preferred stock dividends	-	88	-	263
Series C preferred stock dividend	-	4	-	8
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,901	$1,802	$5,728	$4,630

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$0.45	$0.43	$1.35	$1.14
Cash Dividends Paid	$0.12	$0.12	$0.46	$0.32

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.